Exhibit 23


                                AUDITOR'S CONSENT

We have issued our report dated February 14, 2004, accompanying the consolidated financial statements appearing in the Annual Report of SFBC International, Inc. and Subsidiaries on Form 10-K for the year ended December 31, 2003. We hereby consent to the incorporation by reference of the aforementioned report in the Registration Statement of SFBC International, Inc. and Subsidiaries on Form S-8 (Registration No. 333-85270) and in the Registration Statement of SFBC International, Inc. and Subsidiaries on Form S-3 (Registration No. 333-103075).


                                                 /s/ Grant Thornton LLP

                                                 Grant Thornton LLP

Miami, Florida
March 15, 2004